Exhibit 99

Sypris Reports First Quarter Results

Revenue Up 31%; Margins Expand; 2022 Outlook Confirmed

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 18, 2022--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 3, 2022.

HIGHLIGHTS
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  Revenue for the first quarter increased 30.9% year-over-year, driven by a 32.7% increase for Sypris Electronics and a 30.1% increase for Sypris Technologies.
  Gross profit increased 148.3% year-over-year, with an improvement of 113.5% for Sypris Electronics and 167.5% for Sypris Technologies.
  Gross margin increased 810 basis points to 17.2%, with an increase of 580 basis points to 15.3% for Sypris Electronics and 940 basis points to 18.3% for Sypris Technologies.
  Earnings per diluted share rose to $0.01 per diluted share, up from a loss of $0.08 per share in the prior-year period, reflecting the strong revenue growth and positive operating performance.
  Sypris Electronics announced two important new contract awards during the quarter, including the following:
    A multi-year follow-on contract to produce and test electronic power supply modules for a large, mission-critical U.S. Navy program, which is expected to result in a meaningful growth in shipments from existing levels beginning in 2022; and
    A multi-year follow-on contract award to produce and test a variety of electronic power supply modules for a mission-critical, long-range, precision-guided, anti-ship missile system, which is expected to result in a material increase in production volume from existing levels beginning in 2022.
  Sypris Technologies also recently announced two significant new contract awards, including the following:
    A long-term contract extension to provide drivetrain components for use in the production of medium and heavy-duty commercial vehicles. In addition, the Company was awarded a new program to supply components for use in all-terrain vehicles beginning in 2023; and
    On April 19, Sypris Technologies announced a multi-year contract extension to provide drivetrain components for use in the production of medium and heavy-duty commercial vehicles with a leading global commercial vehicle original equipment manufacturer.
  The Company reaffirmed its full-year outlook for 2022, with revenue expected to increase 25%-30% year-over-year. Additionally, the Company continues to forecast a 200-250 basis point gross margin expansion and strong double-digit percentage growth in cash flow from operations.

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“We were very pleased with our first quarter performance, as both operating segments reported significant growth in revenue, gross profit and operating margin. Our teammates have done an excellent job navigating supply chain challenges to position the business for further growth in all three of these key metrics during the remainder of 2022,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics continued to increase on both a year-over-year and on a sequential basis, resulting in our largest book of business in over a decade, with deliveries now scheduled well into 2023. This record backlog is expected to support a significant expansion of the top line during the year, which we have attempted to further protect by securing customer funding on certain key programs to lock in multi-year component purchases.”

“Demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets remains strong, while investments made in equipment and continuous improvement initiatives are further improving our operating results. The recent successful extension of long-term contracts with two of our key customers, combined with the healthy outlook for our markets, provides us with a clear path for growth through this year and next.”

“Shipment of energy products increased 30% year-over-year, while orders during the quarter increased sequentially with open quotes yet remaining on several large projects. Additional opportunities for growth may exist with new projects in support of increasing domestic oil and gas production. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

First Quarter Results

The Company reported revenue of $26.2 million for the first quarter of 2022, compared to $20.0 million for the prior-year comparable period. Additionally, the Company reported net income of $0.2 million, or $0.01 per diluted share, compared to a net loss of $1.6 million, or $0.08 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $17.2 million in the first quarter of 2022 compared to $13.2 million for the prior-year period, reflecting the strength of the commercial vehicle market and increased energy-related product sales. Gross profit for the first quarter of 2022 was $3.1 million, or 18.3% of revenue, compared to $1.2 million, or 8.9% of revenue, for the same period in 2021. Gross profit for the first quarter of 2022 was positively impacted by the increase in volume and various productivity improvements implemented over the past year. Additionally, the first quarter of 2021 was impacted by additional costs associated with ramping up production to meet the substantial increase in demand driven by the commercial vehicle market anticipated over the next two years.

Sypris Electronics

Revenue for Sypris Electronics was $9.0 million in the first quarter of 2022 compared to $6.8 million for the prior-year period. Shipments under a full-rate production contract began ramping up during the fourth quarter of 2021 and continued through the first quarter of 2022, driving the significant increase in revenue. Additionally, increased shipments for a communications program contributed to the growth over the prior-year comparable period. Supply chain constraints partially offset these gains, limiting shipments on certain other programs during the first quarter of 2022. Gross profit for the first quarter of 2022 was $1.4 million, or 15.3% of revenue, compared to $0.6 million, or 9.5% of revenue, for the same period in 2021 due to higher volumes and a favorable mix.

Outlook

Commenting on the future, Mr. Gill added, “Demand is up considerably from customers serving the automotive, commercial vehicle and sport utility markets, with Class 8 forecasts showing year-over-year production increases of 11.9% for 2022 and an additional 8.7% in 2023. Similarly, demand from customers in the defense and communications sector remains robust, while the outlook for the energy market continues to move in the right direction.”

“With a strong backlog, new program wins and long-term contract extensions in place, we are confident that the remainder of 2022 has the potential to be very positive for Sypris. As a result, we are pleased to confirm our current outlook for 2022, which includes a 25-30% growth in the top line, a 200 to 250 basis point expansion in gross margin, and a significant increase in cash flow from operations on a year-over-year basis supported by strong earnings growth.”

Webcast and Conference Call Information

Sypris Solutions will host a listen only conference call to discuss the Company's financial results today, May 18, 2022, at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (833) 316-0560 approximately 10 minutes prior to the start of the call (ask to be joined into the Sypris Solutions, Inc. call).

The live broadcast of Sypris’ quarterly conference call will also be available online at www.sypris.com on May 18, 2022, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 11:00 a.m. (Eastern Time) and continue for 30 days. Related presentation materials will be posted to the “Investor Information” section of the Company’s website at www.sypris.com, located under the sub-heading “Upcoming Events,” prior to the call.

About Sypris Solutions

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business or develop new or improved products or new markets for our products; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; volatility of our customers’ forecasts especially in the commercial truck markets and our contractual obligations to meet current scheduling demands and production levels (especially in our Toluca Plant), which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the impact of the current coronavirus disease (“COVID-19”) and economic conditions on our future operations; possible public policy response to the pandemic, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the termination or non-renewal of existing contracts by customers; inaccurate data about markets, customers or business conditions; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, geopolitical conflict, terrorism, or political uncertainty, including disruptions resulting from the conflict between Russia and Ukraine arising out of international sanctions, foreign currency fluctuations and other economic impacts; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 3,	April 4,
	2022	2021
	(Unaudited)
Revenue	$26,166	$19,982
Net income (loss)	$237	$(1,630)
Income (loss) per common share:
Basic	$0.01	$(0.08)
Diluted	0.01	(0.08)
Weighted average shares outstanding:
Basic	21,681	21,394
Diluted	22,675	21,394

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 3,	April 4,
	2022	2021
	(Unaudited)
Net revenue:
Sypris Technologies	$17,155	$13,190
Sypris Electronics	9,011	6,792
Total net revenue	26,166	19,982
Cost of sales:
Sypris Technologies	14,023	12,019
Sypris Electronics	7,634	6,147
Total cost of sales	21,657	18,166
Gross profit:
Sypris Technologies	3,132	1,171
Sypris Electronics	1,377	645
Total gross profit	4,509	1,816
Selling, general and administrative	3,389	2,882
Operating income (loss)	1,120	(1,066)
Interest expense, net	248	222
Other expense, net	169	221
Income (loss) before taxes	703	(1,509)
Income tax expense, net	466	121
Net income (loss)	$237	$(1,630)
Income (loss) per common share:
Basic	$0.01	$(0.08)
Diluted	$0.01	$(0.08)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	21,681	21,394
Diluted	22,675	21,394

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 3,	December 31,
	2022	2021
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,519	$11,620
Accounts receivable, net	13,107	8,467
Inventory, net	31,374	30,100
Other current assets	5,149	5,868
Total current assets	57,149	56,055
Property, plant and equipment, net	14,563	14,140
Operating lease right-of-use assets	4,954	5,140
Other assets	4,119	4,170
Total assets	$80,785	$79,505
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,598	$11,962
Accrued liabilities	18,801	19,646
Operating lease liabilities, current portion	1,088	1,063
Finance lease obligations, current portion	996	983
Equipment financing obligations, current portion	340	336
Note payable - related party, current portion	2,500	-
Total current liabilities	37,323	33,990

Operating lease liabilities, net of current portion	4,595	4,878
Finance lease obligations, net of current portion	3,219	3,469
Equipment financing obligations, net of current portion	782	868
Note payable - related party, net of current portion	3,985	6,484
Other liabilities	10,616	10,530
Total liabilities	60,520	60,219
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,088,363 shares issued and 21,088,344 outstanding in 2022 and 21,864,743 shares issued and 21,864,724 outstanding in 2021	220	218
Additional paid-in capital	155,061	154,904
Accumulated deficit	(112,605)	(112,842)
Accumulated other comprehensive loss	(22,411)	(22,994)
Treasury stock, 19 in 2022 and 2021, respectively	-	-
Total stockholders’ equity	20,265	19,286
Total liabilities and stockholders’ equity	$80,785	$79,505

Note: The balance sheet at December 31, 2021, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	April 3,	April 4,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$237	$(1,630)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	763	621
Deferred income taxes	247	116
Non-cash compensation expense	176	61
Deferred loan costs recognized	2	2
Net loss on the sale of assets	10	20
Provision for excess and obsolete inventory	64	2
Non-cash lease expense	186	217
Other noncash items	12	36
Contributions to pension plans	(22)	(120)
Changes in operating assets and liabilities:
Accounts receivable	(4,741)	(733)
Inventory	(1,166)	(2,431)
Prepaid expenses and other assets	653	(108)
Accounts payable	1,403	3,346
Accrued and other liabilities	(1,077)	(309)
Net cash used in operating activities	(3,253)	(910)
Cash flows from investing activities:
Capital expenditures	(901)	(790)
Net cash used in investing activities	(901)	(790)
Cash flows from financing activities:
Principal payments on finance lease obligations	(238)	(94)
Principal payments on equipment financing obligations	(82)	(22)
Indirect repurchase of shares for minimum statutory tax withholdings	(17)	(301)
Net cash used in financing activities	(337)	(417)
Effect of exchange rate changes on cash balances	390	(120)
Net decrease in cash and cash equivalents	(4,101)	(2,237)
Cash and cash equivalents at beginning of period	11,620	11,606
Cash and cash equivalents at end of period	$7,519	$9,369

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000